                                 AMENDMENT NO. 2
                                       TO
                           SECOND AMENDED AND RESTATED
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT

     The Second Amended and Restated Master Administrative Services Agreement (the "Agreement"), dated July 1, 2006, by and between Invesco Aim Advisors, Inc., a Delaware corporation, and AIM Investment Funds, a Delaware statutory trust, is hereby amended as follows:

     WHEREAS, the parties desire to amend the Agreement to add a new portfolio - AIM Balanced-Risk Total Return Fund;

     NOW, THEREFORE, the parties agree as follows:

     Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                              AIM INVESTMENT FUNDS

PORTFOLIOS                            EFFECTIVE DATE OF AGREEMENT
----------                            ---------------------------
AIM Balanced-Risk Total Return Fund          [_____, 2009]
AIM China Fund                               July 1, 2006
AIM Developing Markets Fund                  July 1, 2006
AIM Global Health Care Fund                  July 1, 2006
AIM International Total Return Fund          July 1, 2006
AIM Japan Fund                               July 1, 2006
AIM LIBOR Alpha Fund                         July 1, 2006
AIM Trimark Endeavor Fund                    July 1, 2006
AIM Trimark Fund                             July 1, 2006
AIM Trimark Small Companies Fund             July 1, 2006"

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: [_________, 2009]

                                        INVESCO AIM ADVISORS, INC.


Attest: _____________________________   By:
        Assistant Secretary                 ------------------------------------
                                            John M. Zerr
                                            Senior Vice President

(SEAL)

                                        AIM INVESTMENT FUNDS


Attest: _____________________________   By:
        Assistant Secretary                 ------------------------------------
                                            John M. Zerr
                                            Senior Vice President

(SEAL)


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